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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of
WellPoint Health Networks Inc. on Form S-3 (File No. 333-     ) of our report
dated February 14, 1997, except Note 18 as to which the date is March 17, 1997, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 20, 1997